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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-4 of
(i) our report dated January 22, 1997, on our audit of the financial statements of Gynecare, Inc. and (ii) our report dated November 9, 1995, on our audit of the financial statements of the Uterine Balloon Therapy Business Operations of Origin Medsystems, Inc., which are incorporated by reference in the Annual Report of Gynecare, Inc. on Form 10-K for the fiscal year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

                                          /s/ COOPERS & LYBRAND L.L.P.

San Jose, California
October 16, 1997